Exhibit 99


NEWS RELEASE                                                          [LOGO] TXU
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1601 Bryan Street
Dallas, Texas  75201-3411
                                                           FOR IMMEDIATE RELEASE
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           GOVERNOR SIGNS ELECTRIC UTILITY RESTRUCTURING BILL INTO LAW


         DALLAS, TEXAS - JUNE 18, 1999 - Governor George W. Bush today signed into law a bill that will restructure the electric utility industry in Texas, allowing electricity customers a choice and positioning the state as a leader in economic development.

         "Today's action by the Governor represents a great step forward for the people of Texas," said Tom Baker, president of distribution for TXU Electric & Gas. "It also signals the beginning of a very exciting period for the company."

         Baker said the company has a team of executives that is leading the company's preparation for competition. The team will coordinate the restructuring of TXU Electric into regulated transmission and distribution and non-regulated generation and retail electric provider entities, which will be complete for the January 1, 2002 date for opening competition. The team will also coordinate any other actions necessary to effectively comply with the new law and prepare the company as a leading provider of energy services.

         "Through continuous cost management and customer focus and the lessons learned in TXU's other markets, the company is uniquely positioned to succeed in a competitive market," Baker added.

         The electric industry restructuring bill, Senate Bill 7, was authored by Senator David Sibley (R-Waco) and approved by the Senate on March 17. The bill was amended in the House under the sponsorship of Representative Steve Wolens (D-Dallas) and approved on May 21. The Senate voted on May 27 to concur with the House version.

         Key provisions of the bill include:

         COMPETITION BEGINS ON JANUARY 1, 2002. Choice of electric service providers will begin on January 1, 2002 for customers of most investor-owned utilities in Texas. The affiliated retail electric provider (REP) of the utility that serves the customer on December 31, 2001 will continue to serve the customer unless the customer chooses another REP. Municipally owned utilities and cooperatives may elect to offer customer choice after January 1, 2002. Each electric utility will launch a pilot project beginning June 1, 2001 to offer choice to 5 percent of the utility's combined load.

         ENVIRONMENTAL PROVISIONS. The law calls for a statewide reduction of 50 percent in the generation of nitrogen oxides (NOx) and a 25 percent reduction in sulfur dioxides (SO2) from "grandfathered" power plants. Costs associated with the air quality improvements are recoverable. The law also calls for tripling the state's renewable power generation by the year 2009.


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         CUSTOMER AND COMPETITION PROTECTIONS. Customers' interests and fair competition are also protected. Customers will receive information to permit comparisons between service and prices. They will also be protected from unfair practices, such as slamming, and may elect to be put on a list to prevent unwanted telephone solicitations from REPs. REPs must be certified by the Public Utility Commission of Texas (PUC) and electric generators and other parties must register with the PUC. The PUC may suspend registrations and certifications or impose administrative penalties for violation of its rules. One such rule is that during the first three years of competition, any REP that serves aggregated load in excess of 300 megawatts must serve residential customers for at least 5 percent of the company's total load or pay a fee into the system benefit fund. A system benefit fund is established to fund customer education, provide low income assistance programs and replace any state and local school funding reductions that may result from restructuring the electric industry.

         ELECTRICITY RATES/PRICE TO BEAT. The bill freezes rates of most investor-owned utilities until competition begins January 1, 2002, then provides a 6 percent reduction for residential and small commercial customers. Rates will be capped at this "price to beat" for five years. Affiliates of the investor-owned utilities may compete for large business customers immediately and for residential and small commercial customers after three years or when 40 percent of the designated customer classes have chosen new providers. The "price to beat" applies to the utility's certified service area.

         MITIGATION OF STRANDED COSTS. Each utility that has stranded costs may redirect depreciation expenses relating to transmission and distribution assets to its generation plant assets from 1998 through 2001. The utility may also apply any earnings during the rate freeze period of 1999 through 2001 that are above the utility's most recently approved cost of capital to generation depreciation. The reduction and acceleration of depreciation expenses are similar to TXU Electric's existing rate settlement that in 1998 resulted in additional generation depreciation of $353 million ($183 million from redirection and $170 million from acceleration).

         STRANDED COST RECOVERY. Electric utilities are allowed to recover all net, verifiable, nonmitigated stranded costs incurred in purchasing power and providing electric generation service. Securitization, allowed as a mechanism for recovery, permits utilities to refinance investments and costs incurred under a regulated environment. For recovery, a utility may securitize 100 percent of its regulatory assets and initially up to 75 percent of its stranded costs as estimated using the Economic Cost Over Market (ECOM) model of the PUC. Remaining stranded costs can be securitized after a true-up proceeding in 2004. In the true-up proceeding, the actual level of stranded costs will be determined using market-based methods, with the possible use of the ECOM model for certain nuclear generation assets.

         CAPACITY LIMITS AND REMEDIES. Capacity owned and controlled by a power generation company is limited to 20 percent of the installed generation capacity in a power region. Most of Texas is in the Electric Reliability Council of Texas, ERCOT, power region. The capacity limitation for certain utilities, including TXU Electric, is reduced if the company commits to meeting certain air quality standards for "grandfathered" plants in non-attainment areas. TXU Electric is committed to meeting these air quality standards.


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         Most investor-owned utilities will auction entitlements to at least
15 percent of their generating capacity for five years or until 40 percent of the residential and small commercial consumption of electricity in the utility's service area is provided by a nonaffiliated REP. Such auctioned entitlements also reduce the utility's capacity limitation discussed above.

         TXU Electric, formerly TU Electric, is a wholly owned subsidiary of TXU and is the leading supplier of electricity in Texas, serving over 2.5 million customers.

         TXU (NYSE: TXU) is one of the largest investor-owned energy service companies in the world with assets of $40 billion. Today TXU provides over nine million customers in Texas, the United Kingdom, continental Europe and Australia with electric and natural gas services, energy marketing and trading, telecommunications and other energy-related services.


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                  NEWS MEDIA:                INVESTOR RELATIONS:
                  ----------                 ------------------
                  CHRIS SCHEIN               DAVID ANDERSON
                  214/812-5338               214/812-4641
                                             DANDERSON@TXU.COM

                  JOAN HUNTER                TIM HOGAN
                  214/812-4071               214/812-2756
                                             THOGAN@TXU.COM

www.txu.com


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